Exhibit 99.1

RenaissanceRe Reports Net Income Available to RenaissanceRe Common Shareholders of $204.8 Million for the Third Quarter of 2010 or $3.70 Per Diluted Common Share

Operating Income of $90.9 Million for the Third Quarter of 2010 or $1.59 Per Diluted Common Share

Pembroke, Bermuda, October 28, 2010 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to common shareholders of $204.8 million or $3.70 per diluted common share in the third quarter of 2010, compared to net income available to common shareholders of $258.6 million or $4.12 per diluted common share for the third quarter of 2009. Operating income available to common shareholders was $90.9 million or $1.59 per diluted common share in the third quarter of 2010, compared to operating income available to common shareholders of $242.2 million or $3.85 per diluted common share for the third quarter of 2009. Operating income excludes net realized and unrealized gains on fixed maturity investments of $98.0 million and a $15.8 million gain on the sale of the Company’s ownership interest in ChannelRe in the third quarter of 2010, compared to net realized gains on fixed maturity investments of $16.8 million and net other-than-temporary impairments of $0.3 million in the third quarter of 2009.

The Company reported an annualized return on average common equity of 25.4% and an annualized operating return on average common equity of 11.3% in the third quarter of 2010, compared to 35.5% and 33.3%, respectively, in the third quarter of 2009. Book value per common share increased $3.61 to $60.57 at September 30, 2010, a 6.3% increase in the third quarter of 2010, compared to an 11.4% increase in the third quarter of 2009.

Neill A. Currie, CEO, commented: “In the third quarter we generated an annualized operating return on average common equity in excess of 11% and grew our book value per share by over 6%, with solid underwriting profits and strong total returns in our investment portfolio contributing to our book value growth. Our results reflect, among other things, a quiet season for land-falling U.S. hurricanes, offset in part by $73.6 million of net negative impact from the New Zealand earthquake.”

Mr. Currie added: “Despite a quiet season for land-falling U.S. hurricanes, the New Zealand and Chilean earthquakes this year serve as a reminder that there is significant catastrophe risk around the globe, and that our clients value mitigating this risk. As one of the largest writers of catastrophe reinsurance risk in the world, we seek to build a diversified portfolio of risks that assists our clients in managing their catastrophe risk while also generating solid returns for our shareholders over the long term. As we approach the January 1st renewal season, we will continue to maintain our underwriting discipline, focusing on expected profit rather than premium volume.”

THIRD QUARTER 2010 RESULTS

Net Impact of the New Zealand Earthquake

The Company recorded $73.6 million of net negative impact from the New Zealand earthquake in the third quarter of 2010. Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions, equity in net claims and claim expenses of Top Layer Reinsurance Ltd. (“Top Layer Re”) and redeemable noncontrolling interest. The Company’s estimate of losses from the New Zealand earthquake are based on initial industry insured loss estimates, market share analysis, the application of the Company’s modeling techniques, and a review of the Company’s in-force contracts. Given the preliminary nature of the information available, the magnitude and recent occurrence of the event, the expected duration of the claims development period, and other factors and uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from this event and the Company’s actual ultimate net losses from this event will vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.

See the supplemental financial data below for additional information detailing the net negative impact from this event on the Company’s Reinsurance segment results and consolidated financial statements.

	New Zealand Earthquake
Three months ended September 30, 2010	Catastrophe	Lloyd’s	Reinsurance	Consolidated
(in thousands of United States dollars)
Net claims and claim expenses incurred	$(77,770)	$(1,302)	$(79,072)	$(79,072)
Net reinstatement premiums earned	5,524	—	5,524	5,524
Lost profit commissions	(6,633)	—	(6,633)	(6,633)

Net impact on underwriting result	$(78,879)	$(1,302)	$(80,181)	(80,181)

Equity in net claims and claim expenses of Top Layer Re				(12,051)
Redeemable noncontrolling interest - DaVinciRe				18,642

Net negative impact				$(73,590)

Impact on combined ratio	47.4%	9.3%	38.5%	26.9%

Underwriting Results

Gross premiums written for the third quarter of 2010 decreased $75.7 million, or 37.4%, to $126.7 million, compared to $202.4 million for the third quarter of 2009. As described in more detail below, the decrease in gross premiums written was due to decreases in the Company’s Insurance segment premiums of $67.6 million, or 81.1%, and in its Reinsurance segment premiums of $13.1 million, or 9.9%. The Company generated $84.6 million of underwriting income and had a combined ratio of 72.6% in the third quarter of 2010, compared to $167.7 million of underwriting income and a 43.3% combined ratio in the third quarter of 2009. Included in the Company’s underwriting income for the third quarter of 2010 was $37.0 million of favorable development on prior year reserves, compared to $70.4 million of favorable development on prior year reserves in the third quarter of 2009.

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment decreased $13.1 million, or 9.9%, to $119.3 million in the third quarter of 2010, compared to $132.5 million in the third quarter of 2009. The Company’s managed catastrophe premiums decreased $13.6 million, or 14.5%, to $79.9 million in the third quarter of 2010, compared to $93.5 million in the third quarter of 2009. The Company’s reduction in managed catastrophe premiums principally reflected the deterioration of attractive market conditions on a risk-adjusted basis in the Company’s core markets and the non-renewal of a large contract, partially offset by $5.5 million of reinstatement premiums written and earned in the third quarter of 2010 as a direct result of the net claims and claim expenses incurred from the New Zealand earthquake. Excluding the impact of $5.5 million of reinstatement premiums written and earned in the third quarter of 2010, the Company’s managed catastrophe gross premiums written declined $19.1 million, or 20.5%. The Company’s managed specialty reinsurance premiums increased $6.0 million, or 23.7%, to $31.2 million in the third quarter of 2010, compared to $25.2 million in the third quarter of 2009. In general, the third quarter is not an active period for the inception or renewal of catastrophe exposed reinsurance policies. The increase in the Company’s managed specialty reinsurance premiums was primarily due to the inclusion of $8.9 million of specialty premiums written in the Company’s Lloyd’s unit during the third quarter of 2010. The Company’s Lloyd’s unit generated $10.3 million of managed gross premiums written in the third quarter of 2010.

Through the first nine months of 2010, the Company’s managed catastrophe premiums are down 12.8%, compared to the first nine months of 2009, after excluding $35.2 million of reinstatement gross premiums written in the first nine months of 2010 as a result of the Chilean earthquake, European windstorm Xynthia and the New Zealand earthquake. The Company’s managed specialty premiums are up 35.9% through the first nine months of 2010, compared to the first nine months of 2009 and the Company’s Lloyd’s unit generated $37.3 million of managed premiums written in the first nine months of 2010. The Company’s Reinsurance segment premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.

The Company’s Reinsurance segment generated $77.2 million of underwriting income and had a combined ratio of 64.8% in the third quarter of 2010, compared to $167.0 million and 17.4%, respectively, in the third quarter of 2009. The $89.9 million decrease in underwriting income was principally due to a $67.3 million increase in current accident year losses, a $28.8 million decrease in favorable development on prior years reserves and a $10.6 million increase in underwriting expenses, partially offset by a $16.8 million increase in net premiums earned in the third quarter of 2010, compared to the third quarter of 2009. The increase in current accident year losses was primarily due to $79.1 million of net claims and claim expenses related to the New Zealand earthquake, which added 38.5 percentage points to the Reinsurance segment’s combined ratio, as detailed in the table above.

The Reinsurance segment experienced $33.9 million of favorable development on prior years reserves in the third quarter of 2010 which includes $16.0 million in the Company’s catastrophe unit and $17.9 million in the Company’s specialty unit. The favorable development in the Company’s catastrophe unit was due to decreases in estimated ultimate losses on certain specific events, including $7.4 million related to the 2004 and 2005 hurricanes, and $8.6 million due to better than expected claims emergence associated with a large number of relatively small catastrophes. The Company’s specialty unit favorable development on prior years reserves of $17.9 million was driven by the application of the Company’s formulaic actuarial reserving methodology for this business with the reductions being due to actual reported loss activity coming in better than expected.

Insurance Segment

Gross premiums written for the Company’s Insurance segment decreased $67.6 million, or 81.1%, to $15.7 million in the third quarter of 2010, compared to $83.3 million in the third quarter of 2009, due to decreases in all lines of business. Crop insurance gross premiums written decreased $37.4 million, to negative $16.1 million in the third quarter of 2010, compared to $21.3 million in the third quarter of 2009, principally due to the receipt of updated acreage reports for the 2010 crop year. Gross premiums written in the Company’s commercial multi-line, commercial property and personal lines property lines of business decreased $11.9 million, $12.7 million and $5.6 million, respectively, due to softening market conditions and the Company’s decision to reduce its participation in certain programs. Gross premiums written in the Company’s Insurance segment can fluctuate significantly between quarters and between years based on several factors, including, without limitation, the timing of the inception or cessation of new program managers and quota share reinsurance contracts, including whether or not the Company has portfolio transfers in, or portfolio transfers out, of quota share reinsurance contracts of in-force books of business.

The Insurance segment generated $7.5 million of underwriting income and had a combined ratio of 91.7% in the third quarter of 2010, compared to $0.7 million of underwriting income and a combined ratio of 99.3% in the third quarter of 2009. The increase in underwriting income was primarily due to a $9.0 million decrease in net claims and claim expenses and a $2.9 million decrease in acquisition expenses, partially offset by a $3.4 million decrease in net premiums earned and a $1.7 million increase in operational expenses. The decrease in net claims and claim expenses in the Insurance segment for the third quarter of 2010, compared to the third quarter of 2009, was principally due to reduced losses related to crop hail, a specific product line within the overall crop insurance line of business, which experienced losses from multiple hail storms in highly insured areas during the third quarter of 2009 which did not recur in the third quarter of 2010. The decrease in acquisition expenses in the third quarter of 2010, compared to the third quarter of 2009, was primarily related to ceding commissions on the crop insurance line of business as the Company determined to cede a portion of this business in respect of the 2010 crop year. The Company’s Insurance segment experienced $3.1 million of favorable development on prior years reserves in the third quarter of 2010, compared to $7.8 million of favorable development on prior years reserves in the third quarter of 2009.

Investments

Returns on the Company’s investment portfolio decreased in the third quarter of 2010, compared to the third quarter of 2009, primarily due to lower total returns in certain of the Company’s non-investment grade allocations, which the Company includes in other investments, as well as lower returns in its hedge fund and private equity investments during the third quarter of 2010, compared to the third quarter of 2009. The Company’s total investment result, which includes the sum of net investment income, net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments was $155.5 million in the third quarter of 2010, compared to $198.0 million in the third quarter of 2009. Although the decline in interest rates resulted in strong total returns in the third quarter of 2010 on the Company’s fixed maturity portfolio, the average yield on the fixed maturity and short term investment portfolio has declined to 1.7% at September 30, 2010, which the Company currently expects will result in lower net investment income in future periods based on the Company’s current portfolio.

Net investment income was $60.9 million in the third quarter of 2010, compared to $106.8 million in the third quarter of 2009. The $45.9 million decrease in net investment income was principally driven by a $28.8 million decrease from the Company’s other investments, primarily driven by lower returns for the Company’s investments in senior secured bank loan funds due to a more moderate tightening of credit spreads during the third quarter 2010, compared to the third quarter of 2009. In addition, net investment income from the Company’s hedge fund and private equity investments decreased $8.0 million due to lower total returns and net investment income from the Company’s fixed maturity investments decreased $9.3 million due to lower yields during the third quarter of 2010, compared to the third quarter of 2009. The Company’s hedge fund, private equity and other investments are accounted for at fair value with the change in fair value recorded in net investment income which included net unrealized gains of $15.3 million in the third quarter of 2010, compared to $19.2 million in the third quarter of 2009.

Net realized and unrealized gains on fixed maturity investments were $94.6 million in the third quarter of 2010, compared to net realized and unrealized gains on fixed maturity investments of $91.1 million in the third quarter of 2009, an improvement of $3.5 million. During the fourth quarter of 2009, the Company started designating, upon acquisition, certain fixed maturity investments as trading, rather than available for sale, and as a result, $63.1 million of net unrealized gains on these securities are recorded in net realized and unrealized gains on fixed maturity investments in the Company’s consolidated statements of operations in the third quarter of 2010 rather than in accumulated other comprehensive income in shareholders’ equity.

Other Items

•

As previously reported, the Company sold its entire ownership interest in ChannelRe Holdings Ltd. (“ChannelRe”), a financial guaranty reinsurance company, for $15.8 million in July 2010. The Company recorded a $15.8 million gain, included in other income, in its third quarter 2010 financial results as a result of the sale. The Company no longer has an ownership interest in ChannelRe and has no contractual obligations to provide capital or other financial support to ChannelRe.

•

The Company’s equity in (losses) earnings of other ventures decreased $11.1 million, to a loss of $6.7 million in the third quarter of 2010, compared to earnings of $4.3 million in the third quarter of 2009, primarily due to the Company’s equity in losses of Top Layer Re of $8.7 million during the third quarter of 2010, as a result of Top Layer Re experiencing net claims and claim expenses related to the New Zealand earthquake.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share – diluted”, “operating return on average common equity – annualized”, “managed catastrophe premiums”, “managed specialty premiums” and “managed Lloyd’s unit premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investor Information – Financial Reports – Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Thursday, October 28, 2010 at 9:30 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information – Company Webcasts” section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance, its Lloyd’s operations and certain joint ventures and other investments managed by the Company’s subsidiary RenaissanceRe Ventures Ltd., and (2) Insurance, which principally includes primary insurance. Effective January 1, 2010, the Company renamed its Individual Risk segment, Insurance.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009 and its quarterly reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Peter Hill or Dawn Dover
Director of Investor Relations	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues
Gross premiums written	$126,679	$202,413	$1,531,650	$1,655,886

Net premiums written	$103,094	$75,098	$1,071,639	$1,153,304
Decrease (increase) in unearned premiums	206,295	220,915	(157,602)	(175,726)

Net premiums earned	309,389	296,013	914,037	977,578
Net investment income	60,934	106,815	155,722	263,234
Net foreign exchange (losses) gains	(529)	1,556	(12,480)	(12,761)
Equity in (losses) earnings of other ventures	(6,740)	4,331	(1,424)	11,499
Other income (loss)	27,255	13,424	18,430	(5,027)
Net realized and unrealized gains on fixed maturity investments	98,011	16,794	217,715	57,809

Total other-than-temporary impairments	—	(1,408)	(831)	(25,719)
Portion recognized in other comprehensive income, before taxes	—	1,062	2	4,518

Net other-than-temporary impairments	—	(346)	(829)	(21,201)

Total revenues	488,320	438,587	1,291,171	1,271,131

Expenses
Net claims and claim expenses incurred	125,626	38,567	252,350	191,587
Acquisition expenses	49,977	44,203	134,596	141,302
Operational expenses	49,148	45,498	164,075	132,120
Corporate expenses	5,704	(4,319)	16,087	8,608
Interest expense	6,164	3,748	15,526	12,084

Total expenses	236,619	127,697	582,634	485,701

Income before taxes	251,701	310,890	708,537	785,430
Income tax benefit (expense)	1,148	(3,993)	3,215	(3,793)

Net income	252,849	306,897	711,752	781,637
Net income attributable to redeemable noncontrolling interest - DaVinciRe	(37,524)	(37,694)	(99,989)	(122,821)

Net income attributable to RenaissanceRe	215,325	269,203	611,763	658,816
Dividends on preference shares	(10,575)	(10,575)	(31,725)	(31,725)

Net income available to RenaissanceRe common shareholders	$204,750	$258,628	$580,038	$627,091

Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$1.59	$3.85	$5.91	$9.43
Net income available to RenaissanceRe common shareholders per common share - basic	$3.73	$4.15	$10.13	$10.09
Net income available to RenaissanceRe common shareholders per common share - diluted	$3.70	$4.12	$10.04	$10.03

Average shares outstanding - basic	53,467	60,898	55,804	60,832
Average shares outstanding - diluted	53,965	61,367	56,299	61,226
Net claims and claim expense ratio	40.6%	13.0%	27.6%	19.6%
Underwriting expense ratio	32.0%	30.3%	32.7%	28.0%

Combined ratio	72.6%	43.3%	60.3%	47.6%

Operating return on average common equity - annualized (1)	11.3%	33.3%	14.5%	29.5%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	September 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$330,056	$3,559,197
Fixed maturity investments trading, at fair value	4,490,081	736,595

Total fixed maturity investments, at fair value	4,820,137	4,295,792
Short term investments, at fair value	884,787	1,002,306
Other investments, at fair value	792,377	858,026
Investments in other ventures, under equity method	79,976	97,287

Total investments	6,577,277	6,253,411
Cash and cash equivalents	351,775	260,716
Premiums receivable	763,549	589,827
Prepaid reinsurance premiums	178,272	91,852
Reinsurance recoverable	200,919	194,241
Accrued investment income	38,811	31,928
Deferred acquisition costs	80,306	61,870
Receivable for investments sold	158,465	7,431
Other secured assets	17,765	27,730
Other assets	200,320	205,347
Goodwill and other intangibles	72,965	76,688

Total assets	$8,640,424	$7,801,041

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,706,339	$1,702,006
Unearned premiums	690,671	446,649
Debt	549,132	300,000
Reinsurance balances payable	364,491	381,548
Payable for investments purchased	304,604	59,236
Other secured liabilities	17,500	27,500
Other liabilities	292,774	256,669

Total liabilities	3,925,511	3,173,608

Redeemable noncontrolling interest - DaVinciRe	741,103	786,647

Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	54,875	61,745
Additional paid-in capital	5,840	—
Accumulated other comprehensive income	23,774	41,438
Retained earnings	3,239,321	3,087,603

Total shareholders’ equity	3,973,810	3,840,786

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$8,640,424	$7,801,041

Book value per common share	$60.57	$51.68

Common shares outstanding	54,875	61,745

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars)

(Unaudited)

	Three months ended September 30, 2010
	Reinsurance	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$119,339	$15,728	$(8,388)	$—	$126,679

Net premiums written	$92,450	$10,644		—	$103,094

Net premiums earned	$219,036	$90,353		—	$309,389
Net claims and claim expenses incurred	80,167	45,459		—	125,626
Acquisition expenses	25,815	24,162		—	49,977
Operational expenses	35,883	13,265		—	49,148

Underwriting income	$77,171	$7,467		—	84,638

Net investment income				60,934	60,934
Equity in losses of other ventures				(6,740)	(6,740)
Other income				27,255	27,255
Interest and preference share dividends				(16,739)	(16,739)
Redeemable noncontrolling interest - DaVinciRe				(37,524)	(37,524)
Other items, net				(5,085)	(5,085)
Net realized and unrealized gains on fixed maturity investments				98,011	98,011

Net income available to RenaissanceRe common shareholders				$120,112	$204,750

Net claims and claim expenses incurred - current accident year	$114,046	$48,582			$162,628
Net claims and claim expenses incurred - prior accident years	(33,879)	(3,123)			(37,002)

Net claims and claim expenses incurred - total	$80,167	$45,459			$125,626

Net claims and claim expense ratio - current accident year	52.1%	53.8%			52.6%
Net claims and claim expense ratio - prior accident years	(15.5%)	(3.5%)			(12.0%)

Net claims and claim expense ratio - calendar year	36.6%	50.3%			40.6%
Underwriting expense ratio	28.2%	41.4%			32.0%

Combined ratio	64.8%	91.7%			72.6%

(1)	Represents gross premiums ceded from the Insurance segment to the Reinsurance segment.

	Three months ended September 30, 2009
	Reinsurance	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$132,487	$83,349	$(13,423)	$—	$202,413

Net premiums written	$43,202	$31,896		—	$75,098

Net premiums earned	$202,260	$93,753		—	$296,013
Net claims and claim expenses incurred	(15,914)	54,481		—	38,567
Acquisition expenses	17,164	27,039		—	44,203
Operational expenses	33,961	11,537		—	45,498

Underwriting income	$167,049	$696		—	167,745

Net investment income				106,815	106,815
Equity in earnings of other ventures				4,331	4,331
Other income				13,424	13,424
Interest and preference share dividends				(14,323)	(14,323)
Redeemable noncontrolling interest - DaVinciRe				(37,694)	(37,694)
Other items, net				1,882	1,882
Net realized gains on investments				16,794	16,794
Net other-than-temporary impairments				(346)	(346)

Net income available to RenaissanceRe common shareholders				$90,883	$258,628

Net claims and claim expenses incurred - current accident year	$46,755	$62,256			$109,011
Net claims and claim expenses incurred - prior accident years	(62,669)	(7,775)			(70,444)

Net claims and claim expenses incurred - total	$(15,914)	$54,481			$38,567

Net claims and claim expense ratio - current accident year	23.1%	66.4%			36.8%
Net claims and claim expense ratio - prior accident years	(31.0%)	(8.3%)			(23.8%)

Net claims and claim expense ratio - calendar year	(7.9%)	58.1%			13.0%
Underwriting expense ratio	25.3%	41.2%			30.3%

Combined ratio	17.4%	99.3%			43.3%

(1)	Represents gross premiums ceded from the Insurance segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars)

(Unaudited)

	Nine months ended September 30, 2010
	Reinsurance	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$1,163,089	$398,832	$(30,271)	$—	$1,531,650

Net premiums written	$846,089	$225,550		—	$1,071,639

Net premiums earned	$683,929	$230,108		—	$914,037
Net claims and claim expenses incurred	159,121	93,229		—	252,350
Acquisition expenses	70,746	63,850		—	134,596
Operational expenses	110,856	53,219		—	164,075

Underwriting income	$343,206	$19,810		—	363,016

Net investment income				155,722	155,722
Equity in losses of other ventures				(1,424)	(1,424)
Other income				18,430	18,430
Interest and preference share dividends				(47,251)	(47,251)
Redeemable noncontrolling interest - DaVinciRe				(99,989)	(99,989)
Other items, net				(25,352)	(25,352)
Net realized and unrealized gains on fixed maturity investments				217,715	217,715
Net other-than-temporary impairments				(829)	(829)

Net income available to RenaissanceRe common shareholders				$217,022	$580,038

Net claims and claim expenses incurred - current accident year	$379,605	$157,861			$537,466
Net claims and claim expenses incurred - prior accident years	(220,484)	(64,632)			(285,116)

Net claims and claim expenses incurred - total	$159,121	$93,229			$252,350

Net claims and claim expense ratio - current accident year	55.5%	68.6%			58.8%
Net claims and claim expense ratio - prior accident years	(32.2%)	(28.1%)			(31.2%)

Net claims and claim expense ratio - calendar year	23.3%	40.5%			27.6%
Underwriting expense ratio	26.5%	50.9%			32.7%

Combined ratio	49.8%	91.4%			60.3%

(1)	Represents gross premiums ceded from the Insurance segment to the Reinsurance segment.

	Nine months ended September 30, 2009
	Reinsurance	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$1,221,035	$447,229	$(12,378)	$—	$1,655,886

Net premiums written	$852,970	$300,334		—	$1,153,304

Net premiums earned	$656,143	$321,435		—	$977,578
Net claims and claim expenses incurred	(40,132)	231,719		—	191,587
Acquisition expenses	57,321	83,981		—	141,302
Operational expenses	98,265	33,855		—	132,120

Underwriting income (loss)	$540,689	$(28,120)		—	512,569

Net investment income				263,234	263,234
Equity in earnings of other ventures				11,499	11,499
Other loss				(5,027)	(5,027)
Interest and preference share dividends				(43,809)	(43,809)
Redeemable noncontrolling interest - DaVinciRe				(122,821)	(122,821)
Other items, net				(25,162)	(25,162)
Net realized gains on investments				57,809	57,809
Net other-than-temporary impairments				(21,201)	(21,201)

Net income available to RenaissanceRe common shareholders				$114,522	$627,091

Net claims and claim expenses incurred - current accident year	$143,636	$217,350			$360,986
Net claims and claim expenses incurred - prior accident years	(183,768)	14,369			(169,399)

Net claims and claim expenses incurred - total	$(40,132)	$231,719			$191,587

Net claims and claim expense ratio - current accident year	21.9%	67.6%			36.9%
Net claims and claim expense ratio - prior accident years	(28.0%)	4.5%			(17.3%)

Net claims and claim expense ratio - calendar year	(6.1%)	72.1%			19.6%
Underwriting expense ratio	23.7%	36.6%			28.0%

Combined ratio	17.6%	108.7%			47.6%

(1)	Represents gross premiums ceded from the Insurance segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written and Managed Premiums

(in thousands of United States Dollars) (Unaudited)

	Three months ended		Nine months ended
Reinsurance Segment	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Renaissance catastrophe premiums	$62,434	$78,232	$633,353	$724,131
Renaissance specialty premiums	21,363	25,249	101,201	90,852

Total Renaissance premiums	83,797	103,481	734,554	814,983

DaVinci catastrophe premiums	25,844	29,076	368,587	403,595
DaVinci specialty premiums	936	(70)	2,538	2,457

Total DaVinci premiums	26,780	29,006	371,125	406,052

Lloyd’s catastrophe premiums	1,422	—	14,415	—
Lloyd’s specialty premiums	8,851	—	23,082	—
Lloyd’s Insurance premiums	(1,511)	—	20,130	—

Total Lloyd’s unit premiums	8,762	—	57,627	—
Catastrophe unit premiums ceded to the Lloyd’s unit	—	—	(217)	—

Total Lloyd’s unit premiums, net of inter-unit cessions	8,762	—	57,410	—

Total Reinsurance segment premiums	$119,339	$132,487	$1,163,089	$1,221,035

	Three months ended		Nine months ended
Insurance Segment	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Crop	$(16,116)	$21,296	$264,853	$264,442
Commercial multi-line	19,142	31,066	76,857	81,155
Commercial property	2,808	15,514	36,617	64,001
Personal lines property	9,894	15,473	20,505	37,631

Total Insurance segment premiums	$15,728	$83,349	$398,832	$447,229

	Three months ended		Nine months ended
Managed Premiums (1)	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Total catastrophe unit premiums	$88,278	$107,308	$1,001,940	$1,127,726
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	60	(434)	45,039	49,542
Catastrophe premiums written in the Lloyd’s unit	1,422	—	14,415	—
Catastrophe premiums assumed from the Insurance segment	(9,899)	(13,423)	(10,141)	(12,378)

Total managed catastrophe premiums (1)	$79,861	$93,451	$1,051,253	$1,164,890

Total specialty unit premiums	$22,299	$25,179	$103,739	$93,309
Specialty premiums written in the Lloyd’s unit	8,851	—	23,082	—

Total managed specialty premiums (1)	$31,150	$25,179	$126,821	$93,309

Total Lloyd’s unit premiums	$8,762	$—	$57,627	$—
Catastrophe unit premiums ceded to the Lloyd’s unit	—	—	(217)	—
Insurance segment premiums ceded to the Lloyd’s unit	1,511	—	(20,130)	—

Total managed Lloyd’s unit premiums (1)	$10,273	$—	$37,280	$—

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars) (Unaudited)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Fixed maturity investments	$34,838	$44,127	$91,223	$123,261
Short term investments	2,469	2,285	7,211	8,097
Other investments
Hedge funds and private equity investments	7,491	15,510	33,215	8,096
Other	18,979	47,748	32,013	131,309
Cash and cash equivalents	73	102	204	632

	63,850	109,772	163,866	271,395
Investment expenses	(2,916)	(2,957)	(8,144)	(8,161)

Net investment income	60,934	106,815	155,722	263,234

Gross realized gains	35,615	26,734	113,560	91,370
Gross realized losses	(748)	(9,940)	(11,880)	(33,561)

Net realized gains on fixed maturity investments	34,867	16,794	101,680	57,809

Net unrealized gains on fixed maturity investments trading	63,144	—	116,035	—

Net realized and unrealized gains on fixed maturity investments	98,011	16,794	217,715	57,809
Total other-than-temporary impairments	—	(1,408)	(831)	(25,719)
Portion recognized in other comprehensive income, before taxes	—	1,062	2	4,518

Net other-than-temporary impairments	—	(346)	(829)	(21,201)

Net unrealized (losses) gains on fixed maturity investments available for sale	(3,453)	74,697	(21,508)	12,124
FAS 115-2 cumulative effect adjustment (1)	—	—	—	76,615

Net change in unrealized holding gains on fixed maturity investments available for sale	(3,453)	74,697	(21,508)	88,739

Total investment result	$155,492	$197,960	$351,100	$388,581

(1)	Cumulative effect adjustment to opening retained earnings as of April 1, 2009, related to the recognition and presentation of other-than-temporary impairments, as required by FASB ASC Topic Investments - Debt and Equity Securities.

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on fixed maturity investments, net other-than-temporary impairments and in the third quarter of 2010, the gain on the sale of the Company’s ownership interest in ChannelRe. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and the gain associated with the sale of the Company’s ownership interest in ChannelRe. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Nine months ended
(in thousands of United States Dollars, except for per share amounts)	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net income available to RenaissanceRe common shareholders	$204,750	$258,628	$580,038	$627,091
Adjustment for net realized and unrealized gains on fixed maturity investments	(98,011)	(16,794)	(217,715)	(57,809)
Adjustment for net other-than-temporary impairments	—	346	829	21,201
Adjustment for gain on sale of ChannelRe	(15,835)	—	(15,835)	—

Operating income available to RenaissanceRe common shareholders	$90,904	$242,180	$347,317	$590,483

Net income available to RenaissanceRe common shareholders per common share - diluted	$3.70	$4.12	$10.04	$10.03
Adjustment for net realized and unrealized gains on fixed maturity investments	(1.82)	(0.27)	(3.87)	(0.94)
Adjustment for net other-than-temporary impairments	—	—	0.02	0.34
Adjustment for gain on sale of ChannelRe	(0.29)	—	(0.28)	—

Operating income available to RenaissanceRe common shareholders per common share - diluted	$1.59	$3.85	$5.91	$9.43

Return on average common equity - annualized	25.4%	35.5%	24.2%	31.3%
Adjustment for net realized and unrealized gains on fixed maturity investments	(12.1%)	(2.2%)	(9.1%)	(2.8%)
Adjustment for net other-than-temporary impairments	—	—	—	1.0%
Adjustment for gain on sale of ChannelRe	(2.0%)	—	(0.6%)	—

Operating return on average common equity - annualized	11.3%	33.3%	14.5%	29.5%

The Company has also included in this Press Release “managed catastrophe premiums”, “managed specialty premiums” and “managed Lloyd’s unit premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures, excluding catastrophe premiums assumed from the Company’s Insurance segment. “Managed catastrophe premiums” differ from total catastrophe unit premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s unit, and the exclusion of catastrophe premiums assumed from the Company’s Insurance segment. “Managed specialty premiums” is defined as gross specialty premiums written by Renaissance Reinsurance, DaVinci and the Company’s Lloyd’s unit. “Managed specialty premiums” differ from total specialty unit premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of specialty premiums written on behalf of the Company’s Lloyd’s unit. “Managed Lloyd’s unit premiums” is defined as gross premiums written by the Company Lloyd’s unit, excluding premiums assumed from the Company’s catastrophe unit and excluding premiums assumed from the Company’s Insurance segment. “Managed Lloyd’s unit premiums” differ from total Lloyd’s unit premiums, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of premiums assumed from the Company’s catastrophe unit, and the exclusion of premiums assumed from the Company’s Insurance segment. The Company’s management believes “managed catastrophe premiums”, “managed specialty premiums” and “managed Lloyd’s unit premiums” are useful to investors and other interested parties because they provide a measure of total catastrophe, specialty and Lloyd’s premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.